Exhibit 10.5

                           PROMISSORY/CONVERTIBLE NOTE

$5,000.00                                                   Date: March 28, 2006

     FOR VALUE RECEIVED, the undersigned, Equity Technologies & Resources, Inc., a Delaware Corporation, with its principal place of business at Post Office Box 12012, Lexington, Kentucky 40579 ("Maker"), promises to pay to the order of Innovative Technologies, Inc., P.O. Box 22022, Lexington, KY 40522 ("Payee"), the principal sum of Five Thousand Dollars and no/100 ($5,000.00), together with interest accrued thereon (calculated on the basis of a 365-day year) at a rate of ten per cent (10%) per annum from the date hereof until this Note is paid in full. Interest payments will be paid at maturity.

     1. Re-Payment. Maker will re-pay this the principal of this Note, with interest thereon, to Payee on March 28, 2007, at the aforementioned address of Payee or at such other place as designated, in writing, by Payee.

     2. Option To Convert Note. Payee at Payee's sole option may convert said promissory/convertible note to Class A Common Shares of Equity Technologies & Resources, Inc., stock equal in value to the principal amount of this Note, with accrued interest thereon, calculated at ninety per cent (90%) of the average bid price of said stock, in U.S. Dollars, for the five business (trading) days immediately preceding and the five days immediately following March 28, 2007. If conversion is declined, re-payment of note shall occur as provided in paragraph (1) above.

     3. Original Prepayment. Maker shall not have the right to prepay all or any part of the principal of this Note. (See 2 above)

     4. Events of Default and Remedies. At the option of Payee, the entire principal balance of, together with all accrued and unpaid interest on, this Note shall at once become due and payable, without further notice or demand, upon the occurrence at any time of any of the following events or default ("Events of Default"):

          (i) Failure of Maker to make any payment of accumulated interest and principal on this Note, as and when the same becomes due and payable, in accordance with the terms hereof, and such failure continues for a period of five days after the receipt by Maker of written notice from Payee of the occurrence of such failure;




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          (ii) Maker shall (a) become insolvent,  (b) voluntarily seek,  consent to, acquiesce in the benefit or benefits of any Debtor Relief Law (as hereinafter defined) or (c) become party to (or be made the subject of) any proceeding provided by any Debtor Relief Law, other than as a creditor or claimant, that could suspend or otherwise adversely affect the rights of
     Payee  granted   hereunder   (unless  in  the  event  such   proceeding  is
     involuntary, the petition instituting the same is dismissed within 90 days of the filing of same). As used herein, the term "Debtor Relief Law" means the Bankruptcy Code of the United States of America and all other
     applicable   liquidation,    conservatorship,    bankruptcy,    moratorium,
     rearrangement, receivership, insolvency, reorganization or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

     In the event any one or more of the Events of Default specified above shall have occurred, the holder of this Note may proceed to protect and enforce its rights either by suit in equity and/or by action at law, or by other appropriate proceedings, whether for the specific performance of any covenant or agreement contained in this Note, or to enforce any other legal and equitable right of the holder of this Note.

     5. Waiver. Except as expressly provided herein, Maker, and each surety, endorser, guarantor and other party ever liable for the payment of any sum of money payable on this Note, jointly and severally waive demand, presentment, protest, notice of non-payment, notice of intention to accelerate, notice of protest and any and all lack of due diligence or delay in collection or the filing of suit hereon which may occur.

     6. Cumulative Right. No delay on the part of the holder of this Note in the exercise of any power or right under this Note shall operate as a waiver thereof, nor shall a single or partial exercise of any other power or right. Enforcement by the holder of this Note of any security for the payment hereof shall not constitute any election by it of remedies so as to preclude the exercise of any other remedy available to it.

     7. Notices. Any notice or demand given hereunder by the holder hereof shall be deemed to have been given and received (i) when actually received by Maker, if delivered in person, or (ii) if mailed, on the earlier of the date actually received or (whether ever received or not) three Business Days (as hereinafter defined) after a letter containing such notice, certified or registered, with postage prepaid, addressed to Maker, is deposited in the United States mail. The address of Maker Post Office Box 12012, Lexington, Kentucky 40579 or such other address, as Maker shall advise the holder hereof by certified or registered letter by this same procedure. "Business Day" means every day which is not a Saturday, Sunday or legal holiday in Kentucky.


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     8.  Successors  and  Assigns.  This Note and all  covenants,  promises  and agreements contained herein shall be binding upon and inure to the benefit of the respective legal representatives, personal representative, devisees, heirs, successors and assigns of Payee and Maker.

     9. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF KENTUCKY. IN CASE ANY ONE OR MORE OF THE PROVISIONS CONTAINED IN THIS NOTE SHALL FOR ANY REASON BE HELD TO BE INVALID, ILLEGAL OR UNENFORCEABLE IN ANY RESPECT, SUCH INVALIDITY, ILLEGALITY OR UNENFORCEABILITY SHALL NOT AFFECT ANY OTHER PROVISION HEREOF.

     10. Attorneys' Fees and Costs. In the event an Event of Default shall occur, and in the event that thereafter this Note is placed in the hands of any attorney for collection, or in the event this Note is collected in whole or in part through legal proceedings of any nature, then and in any such case Maker promises to pay all costs of collection, including, but not limited to, reasonable attorneys' fees incurred by the holder hereof on account of such collection, whether or not suit is filed.

     11. Headings. The headings of the sections of this Note are inserted for convenience only and shall not be deemed to constitute a part hereof.

         Executed as of the day and year first above written.

         EQUITY TECHNOLOGIES & RESOURCES, INC.


         BY:  /s/James K. Millard
        --------------------------
        JAMES K. MILLARD, PRESIDENT



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